UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2004

                          Odyssey Pictures Corporation
             (Exact name of registrant as specified in its charter)


          Nevada                        000-19854                95-4269048
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              16910 Dallas Parkway, Suite 104, Dallas, Texas 75248 (Address of principal executive offices and Zip Code)

                                 Not Applicable
          (Former address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (972) 818-7990


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section  5   Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9th, 2004, the Board of Directors appointed Mr. Hansjoerg Finsterwald and Mr. Christian Gerig as directors of Odyssey Pictures Corporation (the "Company") in order to fill two vacant positions and the board officially signed its consent as of November 15, 2004. The Company has not finalized any terms of employment agreements as of the date hereof. There are no understandings or arrangements between Mr. Finsterwald and Mr. Gerig and any other person pursuant to which they were selected as directors. Both Mr. Finsterwald and Mr. Gerig presently do not serve on any Company committee. Mr. Finsterwald and Mr. Gerig may be appointed to serve as a member of a committee although there are no current plans to appoint them to a committee as of the date hereof. Mr. Finsterwald and Mr. Gerig do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Finsterwald and Mr. Gerig have never entered into a transaction, nor is there any proposed transaction, between Mr. Finsterwald and Mr. Gerig and the Company.

Christian Gerig holds a Master's degree in economic history and political science and has been a journalist in the areas of international sport as well as economics and the film industry for various European magazines. He also has served on boards for other film distribution and movie theatre companies where his extensive knowledge in both the business and the creative side of the film industry comes from. Presently he is the managing director of RIALTO FILM AG, a theatrical distribution company in Switzerland.

Mr. Finsterwald holds a degree in business administration. He had management experience in multinational entertainment companies, has served as a consultant to producers, entertainment, communications and advertising companies and as a developer of entertainment driven business opportunities. Recently he has become a partner in an international joint-venture establishing a new entertainment broadcast network in Germany and is involved in the development of entertainment content and solutions for mobile communications. In the past, he has been managing director of the entertainment division of the leading Swiss publishing group. He has also been active in private film funds along with his production expertise in theatrical, television and commercial industries.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TISSERA, INC.


Date:  November 19, 2004                  /s/ John W. Foster
                                          John W. Foster
                                          President and Chief Executive Officer